As filed with the Securities and Exchange Commission on May 20, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TALPHERA, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-2193603
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1850 Gateway Drive, Suite 175

San Mateo, CA 94404

(Address of principal executive offices) (Zip code)

Non-Plan Inducement Stock Option Grant

Non-Plan Inducement Restricted Stock Unit Award

(Full title of the plan)

Raffi Asadorian

Chief Financial Officer

Talphera, Inc.

1850 Gateway Drive, Suite 175

San Mateo, CA 94404

(650) 216-3500

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copy to:

John T. McKenna

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Talphera, Inc. (the “Registrant”) is filing this registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) for the purpose of registering:

•	185,000 shares of its common stock, par value $0.001 per share (the “Common Stock”) issuable upon the exercise of an inducement stock option grant, and

•	32,000 shares of Common Stock issuable upon the vesting of a restricted stock unit award,

each to be granted to Dr. Shakil Aslam on May 20, 2024, as an inducement for accepting employment with the Registrant as Chief Development Officer (collectively, the “Inducement Awards”). The Inducement Awards will be granted outside of the Registrant’s Amended and Restated 2020 Equity Incentive Plan pursuant to the “inducement” grant exception under Nasdaq Listing Rule 5635(c)(4) and have been approved by the Registrant’s Board of Directors.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). The document(s) containing the information specified in Part I will be sent or given to the participant in the Inducement Awards pursuant to Rule 428(b)(1). Such document(s) are not being filed with the SEC as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These document(s) and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement (other than information in such filings deemed, under SEC rules, not to have been filed with the SEC):

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 6, 2024 (the “2023 10-K”);

(b)

the Registrant’s Current Reports on Form 8-K, filed with the SEC on January 9, 2024 (other than Item 7.01), January 18, 2024, January 22, 2024 (other than Item 2.02 and Item 7.01), March 1, 2024 and April 19, 2024; and

(c)

the Registrant’s information specifically incorporated by reference in the 2023 10-K from the Registrant’s definitive proxy statement on Schedule 14A for the 2024 annual meeting of stockholders, filed with the SEC on April 29, 2024;

(d)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 14, 2024; and

(e)

the description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed with the SEC on February 1, 2011 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 15, 2021.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete copy of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation, as amended, and the Registrant’s amended and restated bylaws. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation, as amended, contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

●	any breach of the director’s duty of loyalty to the Registrant or its stockholders;
●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
●	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or
●	any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that:

●	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;
●	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;
●

the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

●	the rights conferred in the Registrant’s amended and restated bylaws are not exclusive.

The Registrant has entered, and intends to continue to enter, into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation, as amended, and amended and restated bylaws and to provide additional procedural protections. The indemnification provisions in the Registrant’s amended and restated certificate of incorporation, as amended, amended and restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Registrant currently carries liability insurance for its directors and officers.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8.         Exhibits.

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-35068	3.1	2/18/2011
3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-35068	3.1	1/9/2024
3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-35068	3.1	6/25/2019
3.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-35068	3.1	10/25/2022
3.5	Amended and Restated Bylaws of the Registrant.	8-K	001-35068	3.2	1/9/2024
4.1	Reference is made to Exhibits 3.1 through 3.4.
4.2	Specimen Common Stock Certificate of the Registrant.	S-1/A	333-170594	4.2	1/31/2011
5.1	Opinion of Cooley LLP.
23.1	Consent of BPM LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Withum Smith & Brown LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Form S-8).
99.1+	Amended and Restated 2020 Equity Incentive Plan.	8-K	001-35068	10.1	10/10/2023
99.2*+	Inducement Stock Option Grant and Award Agreement by and between Talphera, Inc. and Dr. Shakil Aslam.
99.3*+	Inducement Restricted Stock Unit Grant Notice and Award Agreement by and between Talphera, Inc. and Dr. Shakil Aslam.
107	Filing Fee Table

+	Indicates management contract or compensatory plan.
*	Filed herewith

Item 9. Undertakings

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on May 20, 2024.

TALPHERA, INC.

By:	/s/ Vincent J. Angotti
Vincent J. Angotti
Chief Executive Officer

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Vincent J. Angotti and Raffi Asadorian, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vincent J. Angotti	Chief Executive Officer and Director	May 20, 2024
Vincent J. Angotti	(Principal Executive Officer)

/s/ Raffi Asadorian	Chief Financial Officer	May 20, 2024
Raffi Asadorian	(Principal Financial and Accounting Officer)

/s/ Adrian Adams	Chairman	May 20, 2024
Adrian Adams

/s/ Marina Bozilenko	Director	May 20, 2024
Marina Bozilenko

/s/ Jill Broadfoot	Director	May 20, 2024
Jill Broadfoot

/s/ Stephen J. Hoffman	Director	May 20, 2024
Stephen J. Hoffman

/s/ Abhinav Jain	Director	May 20, 2024
Abhinav Jain

/s/ Mark Wan	Director	May 20, 2024
Mark Wan